LOAN NO.: 50-2850918                              6116 EXECUTIVE BOULEVARD (NIH)

                                 PROMISSORY NOTE

$65,188,000.00                                                 September 9, 2005

      FOR VALUE RECEIVED, the undersigned, CAPLEASE CREDIT LLC, a Delaware limited liability company ("Maker"), having an address c/o Caplease, LP, 110 Maiden Lane, 36th Floor, New York, New York 10005, promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("PAYEE"), at the office of Payee at Commercial Real Estate Services, 8739 Research Drive URP - 4, NC 1075, Charlotte, North Carolina 28262, or at such other place as Payee may designate to Maker in writing from time to time, the principal sum of Sixty-Five Million One Hundred Eighty-Eight Thousand and No/100 Dollars ($65,188,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the rate of five and thirty-two one-hundredths percent (5.32%) (the "NOTE RATE"), together with all other amounts due hereunder or under the other Loan Documents (as defined herein), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

                        ARTICLE I. - TERMS AND CONDITIONS

      1.1. Computation of Interest. Interest shall be computed hereunder based on a 360-day year and based on the actual number of days elapsed for any period in which interest is being calculated including, without limitation, the Interest Only Period (hereinafter defined), as more particularly set forth on Annex 1 attached hereto and incorporated by this reference. Interest shall accrue from the date on which funds are advanced hereunder (regardless of the time of day) through and including the day on which funds are credited pursuant to Section 1.2 hereof.

      1.2. Payment of Principal and Interest. Payments in federal funds immediately available at the place designated for payment received by Payee prior to 2:00 p.m. local time on a day on which Payee is open for business at said place of payment shall be credited prior to close of business, while other payments, at the option of Payee, may not be credited until immediately available to Payee in federal funds at the place designated for payment prior to 2:00 p.m. local time on the next day on which Payee is open for business. Interest only shall be payable in twelve (12) consecutive monthly installments in the amount set forth on Annex 1, beginning on October 11, 2005 (the "FIRST PAYMENT DATE"), and continuing on the eleventh (11th) day of each and every calendar month thereafter through and including September 11, 2006 (the "INTEREST ONLY PERIOD") and, thereafter, principal and interest shall be payable in one hundred eight (108) consecutive monthly installments in the amount set forth on Annex 1, beginning on October 11, 2006 and continuing on the eleventh
(11th) day of each and every calendar month thereafter through and including August 11, 2015 (each, a "PAYMENT DATE"). On September 11, 2015 (the "MATURITY DATE"), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full.

      Maker hereby authorizes Payee to use its automated loan payment service pursuant to which on each Payment Date Maker shall have its monthly payments of principal and interest payments together with any other sums then due to Payee automatically drawn by Payee or its servicer in accordance with that certain Auto-Draft Request Form by and between Maker and Payee executed in connection with the Loan.

      In the event that, on any Payment Date, there are insufficient funds in such account for sums due to Payee, then Payee shall be permitted to withdraw sums from such account on any day thereafter until such time as all payments due to Payee have been drawn from such account; provided, however, the foregoing shall in no event limit or otherwise modify Maker's obligations to make payments of principal and interest and other sums due hereunder or under any other Loan Document.

      After the occurrence of a Trigger Event, as defined in that certain Lock-Box Account and Security Agreement (the "Lock-Box Agreement") of even date herewith among Maker, Payee and the Depository (as defined in the Lock-Box Agreement), monthly payments of principal and interest together with any other sums then due to Payee shall be drawn by Payee or its servicer from the Lock-Box Account (as defined in the Lock-Box Agreement) in accordance with the Lock-Box Agreement.

      1.3. Application of Payments. So long as no Event of Default (as hereinafter defined) exists hereunder or under any other Loan Document, each such monthly installment shall be applied, first, to any amounts hereafter advanced by Payee hereunder or under any other Loan Document, second, to any late fees and other amounts payable to Payee, third, to the payment of accrued interest and last to reduction of principal.

      1.4.   Payment   of   "Short   Interest".   Maker   shall   pay  to  Payee
contemporaneously with the execution hereof interest at the Note Rate for a period from the date hereof through September 10, 2005.

      1.5. Prepayment; Defeasance.

            (a) This Note may not be prepaid, in whole or in part (except as otherwise specifically provided herein), at any time prior to the last two (2) Payment Dates occurring immediately prior to the Maturity Date. In the event that Maker wishes to have the Security Property (as hereinafter defined) released from the lien of the Security Instrument (as hereinafter defined) prior to the last two (2) Payment Dates occurring immediately prior to the Maturity Date, Maker's sole option shall be a Defeasance (as hereinafter defined) upon satisfaction of the terms and conditions set forth in Section 1.5(d) hereof. This Note may be prepaid in whole but not in part without premium or penalty on any Payment Date occurring on or after the last two (2) Payment Dates occurring immediately prior to the Maturity Date provided (i) written notice of such prepayment is received by Payee not more than ninety (90) days and not less than thirty (30) days prior to the date of such prepayment, and (ii) such prepayment is accompanied by all interest accrued hereunder through and including the date of such prepayment and all other sums due hereunder or under the other Loan Documents. If, upon any such permitted prepayment on any Payment Date occurring on or after the last two (2) Payment Dates occurring immediately prior to the Maturity Date, the aforesaid prior written notice has not been timely received by Payee, there shall be due a prepayment fee equal to, an amount equal to the lesser of (i) thirty (30) days' interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid and (ii) interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid that would have been payable for the period from, and including, the date of prepayment through the Maturity Date, as though such prepayment had not occurred.

            (b) If, prior to the fourth (4th) anniversary of the First Payment Date (the "LOCKOUT EXPIRATION DATE"), the indebtedness evidenced by this Note shall have been declared due and payable by Payee pursuant to Article II hereof or the provisions of any other Loan Document due to a default by Maker, then, in addition to the indebtedness evidenced by this Note being immediately due and payable, there shall also then be immediately due and payable a sum equal to the interest which would have accrued on the principal balance of this Note at the Note Rate from the date of such acceleration to the Lockout Expiration Date, together with a prepayment fee in an amount equal to the Yield Maintenance Premium (as hereinafter defined) based on the entire indebtedness on the date of such acceleration. If such acceleration is on or following the Lockout Expiration Date, the Yield Maintenance Premium shall also then be immediately due and payable as though Maker were prepaying the entire indebtedness on the date of such acceleration. In addition to the amounts described in the two preceding sentences, in the event of any such acceleration or tender of payment of such indebtedness occurs or is made on or prior to the first (1st) anniversary of the date of this Note, there shall also then be immediately due and payable an additional prepayment fee of three percent (3%) of the principal balance of this Note. The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (A) two percent (2.0%) of the principal amount being prepaid, and (B) the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of this Note and on the Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date. The term "PAYMENT DIFFERENTIAL" shall mean an amount equal to
(i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term "REINVESTMENT YIELD" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. In the event that any prepayment fee is due hereunder, Payee shall deliver to Maker a statement setting forth the amount and determination of the prepayment fee, and, provided that Payee shall have in good faith applied the formula described above, Maker shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Payee on any day during the fifteen (15) day period preceding the date of such prepayment. Payee shall not be obligated or required to have actually reinvested the prepaid principal balance at the Reinvestment Yield or otherwise as a condition to receiving the prepayment fee.

            (c) Partial or full prepayments of this Note shall not be permitted, except for partial or full prepayments resulting from Payee's election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Security Instrument, in which event no prepayment fee or premium shall be due unless, at the time of either Payee's receipt of such proceeds or the application of such proceeds to the outstanding principal balance of this Note, an Event of Default, or an event which, with notice or the passage of time, or both, would constitute an Event of Default, shall have occurred, which default or Event of Default is unrelated to the applicable casualty or condemnation, in which event the applicable prepayment fee or premium shall be due and payable based upon the amount of the prepayment. No notice of prepayment shall be required under the circumstances specified in the preceding sentence. No principal amount repaid may be reborrowed. Any such partial prepayments of principal shall be applied to the unpaid principal balance evidenced hereby but such application shall not reduce the amount of the fixed monthly installments required to be paid pursuant to Section 1.2 above. Except as otherwise expressly provided in this Section, the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this Note is paid prior to the Maturity Date, whether such prepayment is voluntary or involuntary, including, without limitation, if such prepayment results from Payee's exercise of its rights upon Maker's default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the applicable prepayment fee.

            (d) (i) On any Payment Date on or after the earlier to occur of (x) the Lockout Expiration Date, and (y) the day immediately following the date which is two (2) years after the "startup day," within the meaning of Section 860G(a) (9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "CODE"), of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code (a "REMIC TRUST"), that holds this Note, and provided no Event of Default has occurred hereunder or under any of the other Loan Documents, at Maker's option, Payee shall cause the release of the Security Property from the lien of the Security Instrument and the other Loan Documents (a "DEFEASANCE") upon the satisfaction of the following conditions:

                  (A) Maker  shall give not more than  ninety (90) days' or less than sixty (60) days' prior written notice to Payee specifying the date Maker intends for the Defeasance to be consummated (the "RELEASE DATE"), which date shall be a Payment Date.

                  (B) All  accrued  and unpaid  interest  and all other sums due under this Note and under the other Loan Documents up to and including the Release Date shall be paid in full on or prior to the Release Date.

                  (C) Maker  shall  deliver to Payee on or prior to the  Release
            Date:

            (1) a sum of money in immediately available funds (the "DEFEASANCE DEPOSIT") equal to the outstanding principal balance of this Note plus an amount, if any, which together with the outstanding principal balance of this Note, shall be sufficient to enable Payee to purchase, through means and sources customarily employed and available to Payee, for the account of Maker, (x) direct, non-callable, fixed rate obligations of the United States of America or (y) non-callable, fixed rate obligations, other than U.S. Treasury Obligations, that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of
                  1940, as amended, that provide for payments prior, but as close as possible, to all successive monthly Payment Dates occurring after the Release Date and to the Maturity Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and/or interest required to be paid under this Note (including, but not limited to, all amounts due on the Maturity Date) for the balance of the term hereof (the "DEFEASANCE COLLATERAL"), each of which shall be duly endorsed by the holder thereof as directed by Payee or accompanied by a written instrument of transfer in form and substance satisfactory to Payee in its sole discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement (as hereinafter defined) the first priority security interest in the Defeasance Collateral in favor of Payee in conformity with all applicable state and federal laws governing granting of such security interests.

            (2) a pledge and security agreement, in form and substance satisfactory to Payee, creating a first priority security interest in favor of Payee in the Defeasance Collateral (the "DEFEASANCE SECURITY AGREEMENT"),;

            (3) a certificate of Maker certifying that all of the requirements set forth in this subsection 1.5(d)(i) have been satisfied;

            (4) one or more opinions of counsel for Maker in form and substance and delivered by counsel which would be satisfactory to Payee stating, among other things, that (i) Payee has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Maker in accordance with its terms, (ii) in the event of a bankruptcy proceeding or similar occurrence with respect to Maker, none of the Defeasance Collateral nor any proceeds thereof will be property of Maker's estate under
                  Section 541 of the U.S. Bankruptcy Code, as amended, or any similar statute and the grant of security interest therein to Payee shall not constitute an avoidable preference under
                  Section 547 of the U.S. Bankruptcy Code, as amended, or applicable state law, (iii) the release of the lien of the Security Instrument and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds this Note to fail to maintain its status as a REMIC Trust and (iv) the defeasance will not cause any REMIC Trust to be an "investment company" under the Investment Company Act of 1940;

            (5) evidence in writing from any applicable Rating Agency (as defined in the Security Instrument) to the effect that the Defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance for any Securities (as hereinafter defined) issued in connection with the securitization which are then outstanding; provided, however, no evidence from a Rating Agency shall be required if this Note does not meet the then-current review requirements of such Rating Agency.

            (6) a certificate in form and scope acceptable to Payee in its sole discretion from an acceptable independent accountant certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under this Note (including the scheduled outstanding principal balance of the Loan due on the Maturity
                  Date);

            (7) Maker and any guarantor or indemnitor of Maker's obligations under the Loan Documents for which Maker has personal liability executes and delivers to Payee such documents and agreements as Payee shall reasonably require to evidence and effectuate the ratification of such personal liability and guaranty or indemnity, respectively;

                  (8) such other certificates, documents or instruments as Payee may reasonably require; and

                  (9) payment of all fees, costs,  expenses and charges incurred by Payee in connection with the Defeasance of the Security Property and the purchase of the Defeasance Collateral, including, without limitation, all reasonable legal fees and costs and expenses incurred by Payee or its agents in connection with release of the Security Property, review of the proposed Defeasance Collateral and preparation of the Defeasance Security Agreement and related documentation, any revenue, documentary, stamp, intangible or other taxes, charges or fees due in connection with transfer of the Note, assumption of the Note, or substitution of collateral for the Security Property shall be paid on or before the Release Date. Without limiting Maker's obligations with respect thereto, Payee shall be entitled to deduct all such fees, costs, expenses and charges from the Defeasance Deposit to the extent of any portion of the Defeasance Deposit which exceeds the amount necessary to purchase the Defeasance Collateral.

                  (D) In connection  with the Defeasance  Deposit,  Maker hereby authorizes and directs Payee using the means and sources customarily employed and available to Payee to use the Defeasance Deposit to purchase for the account of Maker the Defeasance Collateral. Furthermore, the Defeasance Collateral shall be arranged such that payments received from such Defeasance Collateral shall be paid directly to Payee to be applied on account of the indebtedness of this Note. Any part of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral and to pay the other and related costs Maker is obligated to pay under this
            Section 1.5 shall be refunded to Maker.

            (ii) Upon compliance with the requirements of subsection 1.5(d)(i), the Security Property shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note and all other obligations under the Loan Documents. Payee will, at Maker's expense, execute and deliver any agreements reasonably requested by Maker to release the lien of the Security Instrument from the Security Property.

            (iii) Upon the release of the Security Property in accordance with this Section 1.5(d), Maker shall assign all its obligations and rights under this Note, together with the pledged Defeasance Collateral, to a newly created successor entity which complies with the terms of Section
      2.29 of the Security Instrument designated by Maker and approved by Payee in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Payee in its sole discretion pursuant to which it shall assume Maker's obligations under this Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Maker shall (x) deliver to Payee an opinion of counsel in form and substance satisfactory to a prudent lender and delivered by counsel satisfactory to a prudent lender stating, among other things, that such assumption agreement is enforceable against Maker and such successor entity in accordance with its terms and that this Note and the Defeasance Security Agreement as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all costs and expenses (including, but not limited to, legal fees) incurred by Payee or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Maker shall be relieved of its obligations hereunder, under the other Loan Documents other than as specified in Section 1.5(d)(i)(C)(7) above and under the Defeasance Security Agreement (or other Defeasance document).

      1.6. Security. The indebtedness evidenced by this Note and the obligations created hereby are guaranteed by Capital Property Associates Limited Partnership, a Maryland limited partnership (the "Indemnitor"), pursuant to an Indemnity and Guaranty Agreement, dated of even date herewith (the "Guaranty"), which Guaranty is secured by, among other things, that certain Indemnity Deed of Trust, Security Agreement and Fixture Filing (the "SECURITY INSTRUMENT") from Indemnitor for the benefit of Payee, dated of even date herewith, covering the Security Property. The Security Instrument, together with this Note and all other documents to or of which Payee is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the "LOAN DOCUMENTS". All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

                              ARTICLE II. - DEFAULT

      2.1. Events of Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made on the date such payment is due, or should any other default not be cured within any applicable grace or notice period occur under any other Loan Document, then an event of default (an "EVENT OF DEFAULT") shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Payee and without notice to Maker, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

      2.2. Late Charges. In the event that any payment is not received by Payee on the date when due (subject to any applicable grace period), then, in addition to any default interest payments due hereunder, Maker shall also pay to Payee a late charge in an amount equal to five percent (5%) of the amount of such overdue payment.

      2.3.  Default  Interest  Rate.  So long as any  Event  of  Default  exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note, from the date due until the date credited, at a rate per annum equal to four percent (4%) in excess of the Note Rate, or, if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Maker under applicable law (the "DEFAULT INTEREST RATE"), and such default interest shall be immediately due and payable.

      2.4. Maker's Agreements. Maker acknowledges that it would be extremely difficult or impracticable to determine Payee's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Payee in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together, in Payee's discretion.

      2.5. Maker to Pay Costs. In the event that this Note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees.

      2.6. Exculpation. Notwithstanding anything in this Note or the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Payee agrees that:

            (a) Maker shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents (collectively, the "SECURITY PROPERTY");

            (b) if a default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Maker under the Loan Documents, any judicial proceedings brought by Payee against Maker shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker other than the Security Property, except with respect to the liability described below in this section; and

            (c) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Payee against Maker, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Maker shall be fully and personally liable and subject to legal action (i) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (ii) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, to the full extent of such proceeds or awards not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (iii) for all tenant security deposits or other refundable deposits paid to or held by Maker or Indemnitor or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement, (iv) for rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one (1) month in advance, (v) for rents, issues, profits and revenues of all or any portion of the Security Property received or applicable to a period after the occurrence of any Event of Default or any event which, with notice or the passage of time, or both, would constitute an Event of Default, hereunder or under the Loan Documents which are not either applied to the ordinary and necessary expenses of owning and operating the Security Property or paid to Payee, (vi) for waste committed on the Security Property, damage to the Security Property as a result of the intentional misconduct or gross negligence of Maker, Indemnitor or any of their respective principals, officers, general partners or members, any guarantor, any indemnitor, or any agent or employee of any such person, or any removal of all or any portion of the Security Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Payee on account of such occurrence, (vii) for failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Security Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant except, with respect to any such taxes or assessments, to the extent that funds have been deposited with Payee pursuant to the terms of the Security Instrument specifically for the applicable taxes or assessments and not applied by Payee to pay such taxes and assessments, (viii) for all obligations and indemnities of Maker or Indemnitor under the Loan Documents relating to Hazardous Substances (as defined in the Security Instrument) or radon or compliance with environmental laws and regulations to the full extent of any losses or damages (including those resulting from diminution in value of any Security Property) incurred by Payee as a result of the existence of such hazardous or toxic substances or radon or failure to comply with environmental laws or regulations, and (ix) for fraud, material misrepresentation or failure to disclose a material fact by Maker, Indemnitor or any of their respective principals, officers, general partners or members, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of Maker or Indemnitor, any principal, officer, general partner or member of Maker or Indemnitor, any guarantor or any indemnitor, to the full extent of any losses, damages and expenses of Payee on account thereof. References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto. Nothing contained in this section shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Maker under the Loan Documents or the lien of the Loan Documents upon the Security Property, or (2) preclude Payee from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Payee except as stated in this section, or (3) limit or impair in any way whatsoever (A) the Indemnity and Guaranty Agreement (the
"INDEMNITY AGREEMENT") or (B) the Environmental Indemnity Agreement (the "ENVIRONMENTAL INDEMNITY Agreement"), each of even date herewith executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to the Indemnity Agreement or the Environmental Indemnity Agreement.

      Notwithstanding the foregoing, the agreement of Payee not to pursue recourse liability as set forth in this Section 2.6 SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of a default by Maker, Indemnitor (as defined in the Security Instrument) or any general partner, manager or managing member of Maker which is a Single-Purpose Entity (as defined in the Security Instrument) (if any) of any of the covenants set forth in
Section 2.9 or Section 2.29 of the Security Instrument (excluding, however, the covenants set forth in Sections 2.29(n) and (t)).

      Notwithstanding anything to the contrary in this Note, the Security Instrument or any of the other Loan Documents, Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced hereby or secured by the Security Instrument or any of the other Loan Documents or to require that all collateral shall continue to secure all of the indebtedness owing to Payee in accordance with this Note, the Security Instrument and the other Loan Documents.

                        ARTICLE III. - GENERAL CONDITIONS

      3.1. No Waiver; Amendment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      3.2. Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Maker. Maker hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

      3.3. Limit of Validity. The provisions of this Note and of all agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid or agreed to be paid ("INTEREST") to Payee for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Maker and Payee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Payee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or, at the option of Payee, be paid over to Maker, and not to the payment of Interest. All Interest (including any amounts or payments judicially or otherwise under the law deemed to be Interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions and renewals hereof until payment in full of the principal balance of this Note so that the Interest thereon for such full term will not exceed at any time the maximum amount permitted by applicable law. To the extent United States federal law permits a greater amount of interest  than is  permitted  under the law of the  State in which the  Security
Property  is  located,  Payee  will rely on United  States  federal  law for the purpose of determining the maximum amount permitted by applicable law. Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, implement any other method of computing the maximum lawful rate under the law of the State in which the Security Property is located or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. This Section 3.3 will control all agreements between Maker and Payee.

      3.4. Use of Funds. Maker hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

      3.5. Unconditional Payment. Maker is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Payee hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Maker and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

      3.6. Governing Law. THIS NOTE SHALL BE INTERPRETED, CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE IN WHICH THE SECURITY PROPERTY IS LOCATED.

      3.7. Waiver of Jury Trial. MAKER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT EVIDENCED BY THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF PAYEE OR MAKER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PAYEE OR MAKER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

      3.8.  Secondary  Market.  Payee may sell,  transfer  and  deliver the Loan
Documents to one or more investors in the secondary mortgage market. In connection with such sale, Payee may retain or assign responsibility for servicing the loan evidenced by this Note or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors. All references to Payee herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

      3.9. Dissemination of Information. If Payee determines at any time to sell, transfer or assign this Note, the Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "PARTICIPATIONS") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "SECURITIES"), Payee may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "INVESTOR") or any Rating Agency rating such Securities, each prospective Investor and each of the foregoing's respective counsel, all documents and information which Payee now has or may hereafter acquire relating to the debt evidenced by this Note and to Maker, any guarantor, any indemnitor and the Security Property, which shall have been furnished by Maker, any guarantor or any indemnitor as Payee determines necessary or desirable.

      3.10. Splitting the Loan. Payee shall have the right at no cost to Maker from time to time to sever this Note and the other Loan Documents into one or more separate notes, mortgages, deeds of trust and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations and priorities as Payee shall determine in its sole discretion, provided, however, that the terms, provisions and clauses of the Severed Loan Documents shall be no more adverse to Maker than those contained in this Note, the Security Instrument and the other Loan Documents. Maker shall execute and deliver to Payee from time to time, promptly after the request of Payee, a severance agreement and such other documents as Payee shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Payee. Maker hereby absolutely and irrevocably appoints Payee as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Maker ratifying all that its said attorney shall do by virtue thereof; provided, however, that Payee shall not make or execute any such documents under such power until three (3) days after notice has been given to Maker by Payee of Payee's intent to exercise its rights under such power.

                     ARTICLE IV. - MISCELLANEOUS PROVISIONS

      4.1. Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Maker" and "Payee" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Maker consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Maker under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

      4.2.  Taxpayer  Identification.   Maker's  Tax  Identification  Number  is
13-4196336.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.

                                       MAKER:

                                       CAPLEASE CREDIT LLC,
                                       a Delaware limited liability company


                                       By: /s/ Robert Blanz
                                           -------------------------------------
                                               Name:  Robert Blanz
                                               Title: Senior Vice President

                            ANNEX 1 TO $65,188,000.00
                     PROMISSORY NOTE BY CAPLEASE CREDIT LLC
                     TO WACHOVIA BANK, NATIONAL ASSOCIATION

--------------------------------------------------------------------------------

                                   LOAN TERMS

Original Principal Amount                                         $65,188,000.00
Note Rate % (Per Annum)                                                   5.320%
Original Amortization Term (Months)                                          300
Monthly Payment Amount (Excluding IO Period)                         $393,334.37
Note Date                                                               9/9/2005
First Pay Date                                                        10/11/2005
Original Loan Term (Months)                                                  120
Scheduled Maturity Date                                                9/11/2015
Interest Accrual Basis During Amortization Periods                    ACTUAL/360
Interest Only (IO) Periods (Months)                                           12
Interest Accrual Basis During IO Period                               ACTUAL/360

-----------------------------------------------------------------------------------------------------------------------------------
6116 EXECUTIVE BOULEVARD                                                                                                  502850918

                                                                           INTEREST          PRINCIPAL
                       ACCRUAL                                         COMPONENT OF       COMPONENT OF                ENDING UNPAID
   PAY                 DAYS IN                SCHEDULED                   SCHEDULED          SCHEDULED                    PRINCIPAL
PERIOD    PAY DATE      PERIOD                  PAYMENT                     PAYMENT            PAYMENT                      BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
  0     9/11/2005            2                    $0.00                  $19,266.68              $0.00              $65,188,000.00
  1     10/11/2005          30              $289,000.13                 $289,000.13              $0.00              $65,188,000.00
  2     11/11/2005          31              $298,633.47                 $298,633.47              $0.00              $65,188,000.00
  3     12/11/2005          30              $289,000.13                 $289,000.13              $0.00              $65,188,000.00
  4     1/11/2006           31              $298,633.47                 $298,633.47              $0.00              $65,188,000.00
  5     2/11/2006           31              $298,633.47                 $298,633.47              $0.00              $65,188,000.00
  6     3/11/2006           28              $269,733.46                 $269,733.46              $0.00              $65,188,000.00
  7     4/11/2006           31              $298,633.47                 $298,633.47              $0.00              $65,188,000.00
  8     5/11/2006           30              $289,000.13                 $289,000.13              $0.00              $65,188,000.00
  9     6/11/2006           31              $298,633.47                 $298,633.47              $0.00              $65,188,000.00
 10     7/11/2006           30              $289,000.13                 $289,000.13              $0.00              $65,188,000.00
 11     8/11/2006           31              $298,633.47                 $298,633.47              $0.00              $65,188,000.00
 12     9/11/2006           31              $298,633.47                 $298,633.47              $0.00              $65,188,000.00
 13     10/11/2006          30              $393,334.37                 $289,000.13        $104,334.24              $65,083,665.76
 14     11/11/2006          31              $393,334.37                 $298,155.50         $95,178.87              $64,988,486.89
 15     12/11/2006          30              $393,334.37                 $288,115.63        $105,218.74              $64,883,268.15
 16     1/11/2007           31              $393,334.37                 $297,237.46         $96,096.91              $64,787,171.24
 17     2/11/2007           31              $393,334.37                 $296,797.23         $96,537.14              $64,690,634.10
 18     3/11/2007           28              $393,334.37                 $267,675.47        $125,658.90              $64,564,975.20
 19     4/11/2007           31              $393,334.37                 $295,779.33         $97,555.04              $64,467,420.16
 20     5/11/2007           30              $393,334.37                 $285,805.56        $107,528.81              $64,359,891.35
 21     6/11/2007           31              $393,334.37                 $294,839.81         $98,494.56              $64,261,396.79
 22     7/11/2007           30              $393,334.37                 $284,892.19        $108,442.18              $64,152,954.61
 23     8/11/2007           31              $393,334.37                 $293,891.81         $99,442.56              $64,053,512.05
 24     9/11/2007           31              $393,334.37                 $293,436.26         $99,898.11              $63,953,613.94
 25     10/11/2007          30              $393,334.37                 $283,527.69        $109,806.68              $63,843,807.26
 26     11/11/2007          31              $393,334.37                 $292,475.57        $100,858.80              $63,742,948.46
 27     12/11/2007          30              $393,334.37                 $282,593.74        $110,740.63              $63,632,207.83
 28     1/11/2008           31              $393,334.37                 $291,506.21        $101,828.16              $63,530,379.67
 29     2/11/2008           31              $393,334.37                 $291,039.73        $102,294.64              $63,428,085.03
 30     3/11/2008           29              $393,334.37                 $271,824.58        $121,509.79              $63,306,575.24
 31     4/11/2008           31              $393,334.37                 $290,014.46        $103,319.91              $63,203,255.33
 32     5/11/2008           30              $393,334.37                 $280,201.10        $113,133.27              $63,090,122.06
-----------------------------------------------------------------------------------------------------------------------------------
Page 1 of 3                                                                                            Thursday, September 08, 2005

-----------------------------------------------------------------------------------------------------------------------------------
6116 EXECUTIVE BOULEVARD                                                                                                  502850918
-----------------------------------------------------------------------------------------------------------------------------------
                                                         LOAN PAYMENT SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                           INTEREST          PRINCIPAL
                       ACCRUAL                                         COMPONENT OF       COMPONENT OF                ENDING UNPAID
   PAY                 DAYS IN                SCHEDULED                   SCHEDULED          SCHEDULED                    PRINCIPAL
PERIOD    PAY DATE      PERIOD                  PAYMENT                     PAYMENT            PAYMENT                      BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
 33     6/11/2008           31              $393,334.37                 $289,022.86        $104,311.51              $62,985,810.55
 34     7/11/2008           30              $393,334.37                 $279,237.09        $114,097.28              $62,871,713.27
 35     8/11/2008           31              $393,334.37                 $288,022.30        $105,312.07              $62,766,401.20
 36     9/11/2008           31              $393,334.37                 $287,539.86        $105,794.51              $62,660,606.69
 37     10/11/2008          30              $393,334.37                 $277,795.36        $115,539.01              $62,545,067.68
 38     11/11/2008          31              $393,334.37                 $286,525.90        $106,808.47              $62,438,259.21
 39     12/11/2008          30              $393,334.37                 $276,809.62        $116,524.75              $62,321,734.46
 40     1/11/2009           31              $393,334.37                 $285,502.79        $107,831.58              $62,213,902.88
 41     2/11/2009           31              $393,334.37                 $285,008.80        $108,325.57              $62,105,577.31
 42     3/11/2009           28              $393,334.37                 $256,979.08        $136,355.29              $61,969,222.02
 43     4/11/2009           31              $393,334.37                 $283,887.89        $109,446.48              $61,859,775.54
 44     5/11/2009           30              $393,334.37                 $274,245.00        $119,089.37              $61,740,686.17
 45     6/11/2009           31              $393,334.37                 $282,840.94        $110,493.43              $61,630,192.74
 46     7/11/2009           30              $393,334.37                 $273,227.19        $120,107.18              $61,510,085.56
 47     8/11/2009           31              $393,334.37                 $281,784.54        $111,549.83              $61,398,535.73
 48     9/11/2009           31              $393,334.37                 $281,273.51        $112,060.86              $61,286,474.87
 49     10/11/2009          30              $393,334.37                 $271,703.37        $121,631.00              $61,164,843.87
 50     11/11/2009          31              $393,334.37                 $280,202.95        $113,131.42              $61,051,712.45
 51     12/11/2009          30              $393,334.37                 $270,662.59        $122,671.78              $60,929,040.67
 52     1/11/2010           31              $393,334.37                 $279,122.71        $114,211.66              $60,814,829.01
 53     2/11/2010           31              $393,334.37                 $278,599.49        $114,734.88              $60,700,094.13
 54     3/11/2010           28              $393,334.37                 $251,163.50        $142,170.87              $60,557,923.26
 55     4/11/2010           31              $393,334.37                 $277,422.58        $115,911.79              $60,442,011.47
 56     5/11/2010           30              $393,334.37                 $267,959.58        $125,374.79              $60,316,636.68
 57     6/11/2010           31              $393,334.37                 $276,317.21        $117,017.16              $60,199,619.52
 58     7/11/2010           30              $393,334.37                 $266,884.98        $126,449.39              $60,073,170.13
 59     8/11/2010           31              $393,334.37                 $275,201.87        $118,132.50              $59,955,037.63
 60     9/11/2010           31              $393,334.37                 $274,660.69        $118,673.68              $59,836,363.95
 61     10/11/2010          30              $393,334.37                 $265,274.55        $128,059.82              $59,708,304.13
 62     11/11/2010          31              $393,334.37                 $273,530.38        $119,803.99              $59,588,500.14
 63     12/11/2010          30              $393,334.37                 $264,175.68        $129,158.69              $59,459,341.45
 64     1/11/2011           31              $393,334.37                 $272,389.85        $120,944.52              $59,338,396.93
 65     2/11/2011           31              $393,334.37                 $271,835.79        $121,498.58              $59,216,898.35
 66     3/11/2011           28              $393,334.37                 $245,026.37        $148,308.00              $59,068,590.35
 67     4/11/2011           31              $393,334.37                 $270,599.78        $122,734.59              $58,945,855.76
 68     5/11/2011           30              $393,334.37                 $261,326.63        $132,007.74              $58,813,848.02
 69     6/11/2011           31              $393,334.37                 $269,432.77        $123,901.60              $58,689,946.42
 70     7/11/2011           30              $393,334.37                 $260,192.10        $133,142.27              $58,556,804.15
 71     8/11/2011           31              $393,334.37                 $268,255.23        $125,079.14              $58,431,725.01
 72     9/11/2011           31              $393,334.37                 $267,682.22        $125,652.15              $58,306,072.86
 73     10/11/2011          30              $393,334.37                 $258,490.26        $134,844.11              $58,171,228.75
 74     11/11/2011          31              $393,334.37                 $266,488.86        $126,845.51              $58,044,383.24
 75     12/11/2011          30              $393,334.37                 $257,330.10        $136,004.27              $57,908,378.97
 76     1/11/2012           31              $393,334.37                 $265,284.72        $128,049.65              $57,780,329.32
 77     2/11/2012           31              $393,334.37                 $264,698.11        $128,636.26              $57,651,693.06
 78     3/11/2012           29              $393,334.37                 $247,069.53        $146,264.84              $57,505,428.22
 79     4/11/2012           31              $393,334.37                 $263,438.76        $129,895.61              $57,375,532.61
 80     5/11/2012           30              $393,334.37                 $254,364.86        $138,969.51              $57,236,563.10
-----------------------------------------------------------------------------------------------------------------------------------
Page 2 of 3                                                                                            Thursday, September 08, 2005

-----------------------------------------------------------------------------------------------------------------------------------
6116 EXECUTIVE BOULEVARD                                                                                                  502850918
-----------------------------------------------------------------------------------------------------------------------------------
                                                         LOAN PAYMENT SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                           INTEREST          PRINCIPAL
                       ACCRUAL                                         COMPONENT OF       COMPONENT OF                ENDING UNPAID
   PAY                 DAYS IN                SCHEDULED                   SCHEDULED          SCHEDULED                    PRINCIPAL
PERIOD    PAY DATE      PERIOD                  PAYMENT                     PAYMENT            PAYMENT                      BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
 81     6/11/2012           31              $393,334.37                 $262,207.06        $131,127.31              $57,105,435.79
 82     7/11/2012           30              $393,334.37                 $253,167.43        $140,166.94              $56,965,268.85
 83     8/11/2012           31              $393,334.37                 $260,964.23        $132,370.14              $56,832,898.71
 84     9/11/2012           31              $393,334.37                 $260,357.82        $132,976.55              $56,699,922.16
 85     10/11/2012          30              $393,334.37                 $251,369.65        $141,964.72              $56,557,957.44
 86     11/11/2012          31              $393,334.37                 $259,098.29        $134,236.08              $56,423,721.36
 87     12/11/2012          30              $393,334.37                 $250,145.16        $143,189.21              $56,280,532.15
 88     1/11/2013           31              $393,334.37                 $257,827.37        $135,507.00              $56,145,025.15
 89     2/11/2013           31              $393,334.37                 $257,206.60        $136,127.77              $56,008,897.38
 90     3/11/2013           28              $393,334.37                 $231,752.37        $161,582.00              $55,847,315.38
 91     4/11/2013           31              $393,334.37                 $255,842.76        $137,491.61              $55,709,823.77
 92     5/11/2013           30              $393,334.37                 $246,980.22        $146,354.15              $55,563,469.62
 93     6/11/2013           31              $393,334.37                 $254,542.43        $138,791.94              $55,424,677.68
 94     7/11/2013           30              $393,334.37                 $245,716.07        $147,618.30              $55,277,059.38
 95     8/11/2013           31              $393,334.37                 $253,230.35        $140,104.02              $55,136,955.36
 96     9/11/2013           31              $393,334.37                 $252,588.52        $140,745.85              $54,996,209.51
 97     10/11/2013          30              $393,334.37                 $243,816.53        $149,517.84              $54,846,691.67
 98     11/11/2013          31              $393,334.37                 $251,258.79        $142,075.58              $54,704,616.09
 99     12/11/2013          30              $393,334.37                 $242,523.80        $150,810.57              $54,553,805.52
100     1/11/2014           31              $393,334.37                 $249,917.04        $143,417.33              $54,410,388.19
101     2/11/2014           31              $393,334.37                 $249,260.03        $144,074.34              $54,266,313.85
102     3/11/2014           28              $393,334.37                 $224,541.95        $168,792.42              $54,097,521.43
103     4/11/2014           31              $393,334.37                 $247,826.76        $145,507.61              $53,952,013.82
104     5/11/2014           30              $393,334.37                 $239,187.26        $154,147.11              $53,797,866.71
105     6/11/2014           31              $393,334.37                 $246,454.00        $146,880.37              $53,650,986.34
106     7/11/2014           30              $393,334.37                 $237,852.71        $155,481.66              $53,495,504.68
107     8/11/2014           31              $393,334.37                 $245,068.85        $148,265.52              $53,347,239.16
108     9/11/2014           31              $393,334.37                 $244,389.63        $148,944.74              $53,198,294.42
109     10/11/2014          30              $393,334.37                 $235,845.77        $157,488.60              $53,040,805.82
110     11/11/2014          31              $393,334.37                 $242,985.82        $150,348.55              $52,890,457.27
111     12/11/2014          30              $393,334.37                 $234,481.03        $158,853.34              $52,731,603.93
112     1/11/2015           31              $393,334.37                 $241,569.34        $151,765.03              $52,579,838.90
113     2/11/2015           31              $393,334.37                 $240,874.08        $152,460.29              $52,427,378.61
114     3/11/2015           28              $393,334.37                 $216,932.84        $176,401.53              $52,250,977.08
115     4/11/2015           31              $393,334.37                 $239,367.53        $153,966.84              $52,097,010.24
116     5/11/2015           30              $393,334.37                 $230,963.41        $162,370.96              $51,934,639.28
117     6/11/2015           31              $393,334.37                 $237,918.35        $155,416.02              $51,779,223.26
118     7/11/2015           30              $393,334.37                 $229,554.56        $163,779.81              $51,615,443.45
119     8/11/2015           31              $393,334.37                 $236,456.08        $156,878.29              $51,458,565.16
120     9/11/2015           31           $51,694,302.56                 $235,737.40     $51,458,565.16                       $0.00

Page 3 of 3                                                                                            Thursday, September 08, 2005